Exhibit 10.28.1

OMNIBUS AMENDMENT NO. 3

This OMNIBUS AMENDMENT NO. 3 (the “Amendment”) dated as of December 22, 2006 is by and among Tampa Electric Company (“Tampa”), in its capacity as originator (in such capacity, the “Originator”) and as servicer (in such capacity, the Servicer”), TEC Receivables Corp. (“TEC”), in its capacity as “Purchaser” under the Purchase Agreement (as defined below) (in such capacity, the “Purchaser”) and as “Borrower” under the Loan Agreement (as defined below) (in such capacity, the “Borrower”), Citicorp North America, Inc. (“CNAI”), in its capacities as a Managing Agent and as Program Agent, CAFCO, LLC, in its capacity as “Conduit Lender” (in such capacity, the “Conduit Lender”) and Citibank, N.A., in its capacity as the sole committed lender (in such capacity, the “Committed Lender”). Capitalized terms used herein but not specifically defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below) or Purchase Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Originator and the Purchaser are parties to that certain Purchase and Contribution Agreement dated as of January 6, 2005, as amended by the Omnibus Amendment dated as of June 7, 2005 (the “Purchase Agreement”).

(2) The Servicer, the Borrower, the Conduit Lenders, the Committed Lenders, the Managing Agents and the Program Agent are parties to that certain Loan and Servicing Agreement dated as of January 6, 2005, as amended by the Omnibus Amendment dated as of June 7, 2005 and by Amendment No. 2 dated as of January 5, 2006 (the “Loan Agreement”).

(3) The Originator and the Purchaser wish to amend the Purchase Agreement upon the terms and subject to the conditions set forth herein.

(4) The Borrower and the Servicer wish to amend the Loan Agreement upon the terms and subject to the conditions set forth herein.

(5) CNAI, as sole Managing Agent and as Program Agent, CAFCO, LLC as sole Conduit Lender, and Citibank, N.A. as sole Committed Lender consent to the amendments to the Purchase Agreement and the Loan Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments to the Purchase Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Purchase Agreement is hereby amended as follows:

(a) Section 4.02(c) is amended to delete clause (i) thereof and replace it with the following:

“(i) setting forth in reasonable detail the calculations required to establish whether an Event of Termination set forth in Section 7.01(o) of the Loan and Servicing Agreement has occurred and”;

(b) Exhibit C to the Purchase Agreement is deleted in its entirety and is replaced with a new Exhibit C in the form attached hereto as Annex I; and

SECTION 2. Amendments to the Loan Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 is amended to delete the date “January 4, 2007” appearing in clause (i) of the definition of “Scheduled Termination Date” and substitute the date “December 21, 2007” therefor.

(b) Section 1.01 is further amended to delete the definitions of “Default Ratio”, “Loss Ratio” and “Permitted Investments” and replace them with the following respectively:

“‘Default Ratio’ means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, the fraction (expressed as a percentage) determined as of the last day of the immediately preceding Monthly Period by dividing (i) the aggregate Outstanding Balance of Receivables that are aged 61 or more days past their original due date on such date by (ii) the aggregate Outstanding Balance of all Receivables on such date.”

“‘Loss Ratio’ means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, the ratio (expressed as a percentage) determined as of the last day of the immediately preceding Monthly Period by dividing (i) the aggregate Outstanding Balance of all Receivables that (a) were aged at least 61 days, but not greater than 90 days from their respective original due dates on such date whether or not written off during such Monthly Period or (b) were (or should have been in accordance with the Credit and Collection Policy) written off during such Monthly Period and were aged less than 61 days from their respective original due dates on such date by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables generated during the fourth preceding Monthly Period; provided, that if, at any time, the Servicer is unable to calculate (x) the aggregate Outstanding Balance of all Pool Receivables which are aged between 61 and 90 days from their respective original due dates at such time and (y) the aggregate Outstanding Balance of all Pool Receivables which are aged 91 or more days from their respective original due dates at such time, then for purposes of calculating the “Loss Ratio”, the Servicer shall, for purposes of clause (a) above, use the aggregate Outstanding Balance of all Pool Receivables that were aged at least 61 days from their respective due dates on such date.”

“‘Permitted Investments’ shall mean:

(a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

(b) bank obligations (including, but not limited to, certificates of deposit, time deposits, bankers’ acceptances and deposit notes) that have a minimum short-term rating of at least A-1 or P-1 or long-term rating of at least A or A2 from S&P or Moody’s, respectively, on the date of acquisition thereof;

(c) Money Market Mutual Funds (as defined by Rule 2a-7 of the Investment Company Act of 1940) that have a minimum $1 billion average asset size invested in a portfolio of high-quality short-term instruments on the date of acquisition thereof;

(d) asset- backed securities or mortgage-backed securities that have a short-term rating of at least A-1 or P-1 or long-term rating of at least AAA or Aaa from S&P or Moody’s, respectively, on the date of acquisition thereof;

(e) repurchase agreements fully collateralized by U.S. government or agency securities, bank obligations, money market instruments, asset-backed securities or mortgage-backed securities described in clauses (a), (b), (c), or (d) on the date of acquisition thereof;

(f) municipal securities that have a short-term rating of at least SP-1 or MI1/VMIG-1 or a long-term rating of at least AAA or Aaa by S&P or Moody’s, respectively, on the date of acquisition thereof;

(g) auction rate securities that have a short-term rating of at least SP-1 or MI1/VMIG-1 or a long-term rating of at least AAA or Aaa by S&P or Moody’s, respectively, on the date of acquisition thereof; or

(h) commercial paper and corporate obligations that have a short-term rating of at least A-1 or P-1 or a long-term rating of at least A or A2 from S&P or Moody’s, respectively, on the date of acquisition thereof.”

(c) Section 2.02(a) is amended to delete the first sentence of clause (i) thereof and replace it with the following:

“(i) The Borrower shall request a Borrowing hereunder by submitting to the Program Agent a written notice, substantially in the form of Exhibit B (each, a ‘Borrowing Request’) at least two (2) Business Days prior to the date of the proposed Borrowing (each, a ‘Borrowing Date’), provided, however, that the Borrower may request a Loan from the Conduit Lenders by delivering a Borrowing Request no later than 11:00 a.m. (New York City time) on the Business Day before the proposed Borrowing Date, and provided further, however, that if the Conduit Lenders have declined to fund any Borrowing Request and the Borrower is requesting that all Loans to be made on such Borrowing Date accrue Interest at the Base Rate, the Borrower shall submit such Borrowing Request not later than 11:00 a.m. (New York City time) on the Borrowing Date.”

(d) Section 2.05 is amended to delete the first sentence thereof and replace it with the following:

“The Borrower may, at its option, prepay on any Business Day all or any portion of any Loan upon prior written notice delivered to each Managing Agent not later than 11:00 A.M. (New York City time) three (3) Business Days prior to the date of such payment, provided, however, that a Loan from a Conduit Lender may be prepaid upon a written notice delivered to each Managing Agent not later than 11:00 A.M. (New York City time) one (1) Business Day prior to the date of such payment, and provided further, however, that a Loan bearing interest at the Base Rate may be prepaid upon a written notice delivered to each Managing Agent not later than 11:00 A.M. (New York City time) on the date of such payment.”

(e) Section 5.02(c) is amended to delete clause (i) thereof and replace it with the following:

“(i) setting forth in reasonable detail the calculations required to establish whether an Event of Termination set forth in Section 7.01(o) of the Loan and Servicing Agreement has occurred and”;

(f) Section 7.01 is amended to delete Sections 7.01(o), 7.01(p) and 7.01(q) in their entirety and replace them with new Sections 7.01(o) and 7.01(p) to read as follows:

“(o) Tampa Electric shall fail to maintain, as of the last day of each fiscal quarter, a ratio of Total Debt to Capitalization, for the fiscal quarter then ended, of less than or equal to 0.65 to 1.00; or

(p) Tampa Electric shall fail to comply with the limitation on short-term indebtedness imposed on Tampa Electric by the FPSC;”

(g) Exhibit C-1 to the Loan Agreement is deleted in its entirety and is replaced with a new Exhibit C-1 in the form attached hereto as Annex II.

(h) Exhibit F to the Loan Agreement is deleted in its entirety and is replaced with a new Exhibit F in the form attached hereto as Annex III.

(i) The notice address for Citigroup North America, Inc. in Schedule II to the Loan Agreement is deleted in its entirety and is replaced with the following:

Citicorp North America, Inc.

Citigroup Global Securitized Markets

388 Greenwich Street, 19th Floor

New York, NY 10013

Attention: Vice President

Telephone: (212) 816-0427

Facsimile No.: (646) 862-8122

Email: arthur.bovino@citigroup.com

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof upon the receipt by the Program Agent of this Amendment duly executed by all of the parties hereto.

SECTION 4. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Purchase Agreement and the Loan Agreement, each as amended by this Amendment, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

SECTION 5. Reference to and the Effect on the Purchase Agreement and the Loan Agreement.

(a) On and after the effective date of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Purchase Agreement and each reference to the Purchase Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Purchase Agreement as amended hereby.

(b) Each of the parties hereto hereby agrees that, except as specifically amended above, the Purchase Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

(c) On and after the effective date of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference to the Loan Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended hereby.

(d) Each of the parties hereto hereby agrees that, except as specifically amended above, the Loan Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with, and governed by the laws of the State of New York, without giving effect to its conflicts of law provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

TAMPA ELECTRIC COMPANY, as Originator and as Servicer

By:	S. W. Callahan
Name:	S. W. Callahan
Title:	Treasurer

TEC RECEIVABLES CORP., as Purchaser and as Borrower

By:	S. W. Callahan
Name:	S. W. Callahan
Title:	Vice President

CITICORP NORTH AMERICA, INC., as Program Agent and as sole Managing Agent

By:	/s/ Arthur Bovino
Name:	Arthur Bovino
Title:	Vice President

CAFCO, LLC, as a Conduit Lender

By:	Citicorp North America, Inc.,
as Attorney-in-Fact

By:	/s/ Arthur Bovino
Name:	Arthur Bovino
Title:	Vice President

CITIBANK, N.A., as the sole Committed Lender

By:	/s/ Arthur Bovino
Name:	Arthur Bovino
Title:	Vice President